UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 9, 2017

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2017, the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”), on the recommendation of the Compensation Committee of the Board, determined to amend and restate the Electronic Arts Inc. Key Employee Continuity Plan and rename the plan the Electronic Arts Inc. Change in Control Plan (the “Amended Plan”). The Amended Plan, which would have expired on February 7, 2018, was extended to February 9, 2023.  The plan was originally adopted in 2008 and provides for certain payments and benefits to eligible employees of the Company or its affiliates if an eligible employee’s employment is terminated without “cause” or for “good reason” (each as defined in the Amended Plan) in connection with a “change in control” (as defined in the Amended Plan), provided such eligible employee executes a severance agreement and release.
The Amended Plan, among other things, changes certain definitions, certain benefits to be paid and certain legal and administrative mechanics. As amended and restated, upon a participant's termination of employment without “cause” or for “good reason,” in either case within three months before or within 18 months after a “change in control,” eligible employees are entitled to the following payments in exchange for a release of claims against the Company and its affiliates: (i) a lump sum cash payment equal to the sum of that employee’s annual base salary and target bonus multiplied by: 2 for the chief executive officer; 1.5 for executive vice presidents; and 1.0 for senior vice presidents; (ii) 100% acceleration of such employee’s unvested stock options, restricted stock units and other non-performance based equity awards; (iii) pro-rata acceleration of unearned performance-based restricted stock units subject to the terms of the employee’s applicable award agreement; (iii) pro rata payout of all outstanding performance cash awards granted prior to the date of termination based on actual performance in the completed fiscal years prior to the date of termination and (iv) payment of medical, dental and vision coverage for a period ranging from six to 24 months depending on the eligible employee’s position.
The Amended Plan is effective February 9, 2017.  The Amended Plan will terminate on February 9, 2023 unless the Board extends the Amended Plan term or terminates the Amended Plan early.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Plan (including the schedule and appendix thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Electronic Arts Inc. Change in Control Plan, dated as of February 9, 2017*

*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	February 15, 2017	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Electronic Arts Inc. Change in Control Plan, dated as of February 9, 2017*

*Management contract or compensatory plan or arrangement.